UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2020

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction

of Incorporation)

1-36214	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of Principal Executive Offices)	(Zip Code)

(508) 263-2900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	HOLX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 28, 2020, Hologic, Inc. (“Hologic” or the “Company”) completed a private placement of $950 million aggregate principal amount of its 3.250% Senior Notes due 2029 (the “Notes”) at an offering price of 100% of the aggregate principal amount of the Notes. The Notes were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States in accordance with Regulation S under the Securities Act. The Notes are general senior unsecured obligations of the Company and are guaranteed on a senior unsecured basis by certain domestic subsidiaries of Hologic (the “Guarantors”).

The Notes were issued pursuant to an indenture (the “Indenture”), dated as of September 28, 2020, among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee. The Notes mature on February 15, 2029 and bear interest at the rate of 3.250% per year, payable semi-annually on February 15 and August 15 of each year, commencing on February 15, 2021.

The Indenture contains covenants which limit, among other things, the ability of the Company and its Guarantors to create liens and engage in certain sale and leaseback transactions. These covenants are subject to a number of important exceptions and qualifications.

At any time prior to September 28, 2023, the Company may redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to but not including, the redemption date and a “make-whole premium” as set forth in the Indenture. The Company may also redeem up to 40% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at any time prior to September 28, 2023, at a redemption price of 103.250% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to the redemption date. On or after September 28, 2023, the Company may redeem all or a portion of the Notes at the redemption price set forth in the Indenture, plus accrued and unpaid interest, if any, to but not including, the redemption date. In addition, if the Company undergoes a change of control coupled with a downgrade in ratings, as provided in the Indenture, the Company will be required to offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the repurchase date.

The Indenture also contains certain customary events of default, including among others, failure to pay interest on the Notes that continues for a period of 30 days after payment is due, failure to pay the principal of, or premium, if any, on the Notes when due upon maturity, redemption, required repurchase, acceleration or otherwise, failure to comply with certain other covenants and agreements, and certain events of bankruptcy or insolvency. An event of default under the Indenture will allow the trustee or the holders of at least 25% of the principal amount of the then-outstanding Notes to declare to be immediately due and payable the principal amount of all Notes then outstanding, plus accrued but unpaid interest to the date of acceleration, or in the case of events of default involving bankruptcy or insolvency of the Company, such principal amount and accrued but unpaid interest shall become automatically due and payable immediately without any further action or notice.

As previously disclosed, Hologic intends to use the net proceeds of the Notes, plus available cash, to redeem in full all of its outstanding 4.375% senior notes due 2025, in an aggregate principal amount of $950 million, on or about October 15, 2020.

The Indenture is filed as Exhibit 4.1 to this Current Report on 8-K and is incorporated herein by reference. The foregoing description of the terms of the Notes and the Indenture is not intended to be complete and is qualified in its entirety by reference to the full text of the Indenture (including the form of Notes).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated September 28, 2020, by and among Hologic, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

4.2	Form of 3.250% Senior Note due 2029 (included in Exhibit 4.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2020	HOLOGIC, INC.

	By:	/s/ Karleen M. Oberton
Karleen M. Oberton
Chief Financial Officer